Exhibit 99.1

Press Release

Contact:	Kevin.Bauer@exar.com
510-668-7000

Exar Reports First Quarter Fiscal Year 2013 Financial Results

Results In Line With Expectations

Fremont, California, July 25, 2012 – Exar Corporation (Nasdaq: EXAR), a leading supplier of analog mixed-signal and data management products, today reported financial results for the first quarter of fiscal year 2013 ended July 1, 2012. The Company reported revenue of $29.3 million for the first quarter and diluted earnings per share on a non-GAAP basis of $0.03.

“Our financial results for the first quarter were within expectations. Revenue growth was 5% and our earnings per share of $0.03 on a non-GAAP basis improved by $0.13 compared to the prior quarter. On a non-GAAP basis our gross margin was 47.2%, which represents a 720 basis point improvement over the prior quarter, which was negatively impacted by excess inventory. Our non-GAAP operating expenses were $12.9 million, down from $16.5 million in the prior quarter,” commented company president and CEO Louis DiNardo.

“During the first quarter we benefited from our participation in the Big Data market where our data compression and security products are used in data warehousing, data analytics and cloud computing to improve system performance and reduce cost. Additionally, we saw growth in Communications product revenue and stability in our Connectivity business,” added Mr. DiNardo.

“Our bookings were strong throughout the first quarter and increased 22% as compared to the prior quarter. While this level of bookings supported a book-to-bill ratio of significantly better than 1:1, our dependence on distribution sell-through, for which we have less visibility, and weak macro economic conditions suggest caution in the September quarter,” concluded Mr. DiNardo.

For the second quarter of fiscal year 2013, the Company expects sales growth in the range of 2% to 4% and non-GAAP gross margin to be in the range of 47% to 49%. Diluted earnings per share on a non-GAAP basis are expected to be in the range of $0.03 to $0.05.

The following non-GAAP financial information excludes stock-based compensation, amortization of acquired intangible assets, restructuring and exit charges, provision for dispute resolution, and related tax effects. See “Generally Accepted Accounting Principles” below for further description.

NON-GAAP FINANCIAL COMPARISON

(In millions, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JULY 1,	APRIL 1,	JULY 3,
	2012	2012 (1)	2011
Net sales	$29.3	$27.8	$37.0
Gross margin	47.2%	40.0%	48.6%
Income (loss) from operations	$0.9	$(5.4)	$0.1
Net income (loss)	$1.4	$(4.6)	$0.7
Net income (loss) per share
Basic	$0.03	$(0.10)	$0.02
Diluted	$0.03	N/A	$0.02

GAAP FINANCIAL COMPARISON

(In millions, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JULY 1,	APRIL 1,	JULY 3,
	2012	2012 (1)	2011
Net sales	$29.3	$27.8	$37.0
Gross margin	44.0%	32.4%	45.5%
Loss from operations	$(1.2)	$(21.5)	$(2.2)
Net loss	$(0.6)	$(20.8)	$(1.4)
Net loss per share
Basic and diluted	$(0.01)	$(0.46)	$(0.03)

(1)	Includes a revision to stock-based compensation expense that decreases the GAAP net loss by $741 thousand.

Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the first quarter of fiscal year 2013, today, Wednesday, July 25 at 1:30 p.m. PDT. To access the conference call, please dial 800-230-1059 after 1:20 p.m. PDT. In addition, a live webcast will be available on Exar’s Investor Relations webpage.

To access the webcast, please go to the Company’s Investor Relations Homepage at: http://www.exar.com/news/investornews.aspx. A recorded replay of the conference call will be available starting at 3:00 p.m. PDT the day of the call until 11:59 p.m. PDT on August 1, 2012. To access the replay, please dial 800-475-6701 and use conference ID number 254673.

About Exar

Exar Corporation designs, develops and markets high performance analog mixed-signal integrated circuits and advanced sub-system solutions for data communication, networking, storage, consumer and industrial applications. Exar’s product portfolio includes power management and connectivity components, communications products, network security and storage optimization solutions. Exar has locations worldwide providing real-time customer support. For more information about Exar, visit http://www.exar.com.

Safe Harbor Statement

The Company’s statements about its future financial or business performance, changes in gross margins, net sales and diluted earnings per share are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global financial volatility, economic recession, and industry and market conditions, such as vendor capacity, quality or throughput constraints; possible disruption in commercial activities; successful development, market acceptance and demand for the Company’s products; accounting considerations; and the level of inventories maintained at the Company’s OEMs and distributors, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended April 1, 2012.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the periods presented, we are disclosing non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP basic and diluted net income (loss) per share, which are adjusted to exclude from our GAAP results all stock-based compensation, amortization of acquired intangible assets, provision for dispute resolution, restructuring charges and exit costs, and income tax effects. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JULY 1,	APRIL 1,	JULY 3,
	2012	2012 (1)	2011
Net sales	$19,447	$18,256	$25,073
Net sales, related party	9,804	9,533	11,905

Total net sales	29,251	27,789	36,978

Cost of sales:
Cost of sales	10,870	11,711	13,337
Cost of sales, related party	4,512	5,021	5,743
Amortization of purchased intangible assets	919	888	905
Restructuring charges and exit costs	81	1,160	152

Total cost of sales	16,382	18,780	20,137

Gross profit	12,869	9,009	16,841

Operating expenses:
Research and development	5,449	8,017	9,280
Selling, general and administrative	7,782	9,774	9,542
Restructuring charges and exit costs	804	12,740	173

Total operating expenses	14,035	30,531	18,995
Loss from operations	(1,166)	(21,522)	(2,154)

Other income and expense, net:
Interest income and other, net	646	784	711
Interest expense	(34)	(34)	(60)

Total other income and expense, net	612	750	651

Loss before income taxes	(554)	(20,772)	(1,503)
Provision for (benefit from) income taxes	22	48	(77)

Net loss	$(576)	$(20,820)	$(1,426)

Loss per share:
Basic and diluted loss per share	$(0.01)	$(0.46)	$(0.03)

Shares used in the computation of loss per share:
Basic and diluted	45,388	45,012	44,599

(1)	The Company’s prior period financial results have been revised to reflect an immaterial correction. During the first quarter of fiscal 2013 the Company identified an error in its accounting for stock-based compensation in the fourth quarter of fiscal 2012. The Company has concluded that the error was not material to any of its prior period financial statements and has revised its prior financial statements according to SEC guidance related to immaterial corrections. As a result of the revision, the net loss for the three months ended April 1, 2012 decreased by $741 thousand.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	JULY 1,	APRIL 1,
	2012	2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$10,225	$8,714
Short-term marketable securities	184,888	187,668
Accounts receivable (net of allowances of $715 and $781, respectively)	10,540	8,454
Accounts receivable, related party (net of allowances of $545 and $815, respectively)	4,091	2,918
Inventories	16,238	18,374
Other current assets	3,505	3,124

Total current assets	229,487	229,252

Property, plant and equipment, net	25,975	27,793
Goodwill	3,184	3,184
Intangible assets, net	9,030	9,755
Other non-current assets	1,581	1,668

Total assets	$269,257	$271,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,504	$7,823
Accrued compensation and related benefits	3,645	3,918
Deferred income and allowances on sales to distributors	3,063	3,410
Deferred income and allowances on sales to distributors, related party	9,634	9,608
Other current liabilities	10,045	13,615

Total current liabilities	34,891	38,374

Long-term lease financing obligations	3,456	3,771
Other non-current obligations	6,267	6,215

Total liabilities	44,614	48,360

Stockholders’ equity	224,643	223,292

Total liabilities and stockholders’ equity	$269,257	$271,652

(1)	Due to the correction of an immaterial error in the fourth quarter of fiscal of 2012, the balances at April 1, 2012 of Accumulated deficit decreased by $741 thousand and Additional paid-in capital decreased by $741 thousand. Total Stockholders’ equity remained the same.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JULY 1,	APRIL 1,	JULY 3,
	2012	2012 (1)	2011
Net Sales	$29,251	$27,789	$36,978

GAAP gross profit	$12,869	$9,009	$16,841
GAAP gross margin	44.0%	32.4%	45.5%
Stock-based compensation	(15)	69	59
Amortization of acquired intangible assets	880	888	905
Restructuring charges and exit costs	81	1,160	152

Non-GAAP gross profit	$13,815	$11,126	$17,957

Non-GAAP gross margin	47.2%	40.0%	48.6%

GAAP operating expenses	$14,035	$30,531	$18,995
Stock-based compensation	189	287	825
Amortization of acquired intangible assets	120	174	174
Provision for dispute resolution	—	820	—
Restructuring charges and exit costs	804	12,740	173

Non-GAAP operating expenses	$12,922	$16,510	$17,823

GAAP operating loss	$(1,166)	$(21,522)	$(2,154)
Stock-based compensation	174	356	884
Amortization of acquired intangible assets	1,000	1,062	1,079
Provision for dispute resolution	—	820	—
Restructuring charges and exit costs	885	13,900	325

Non-GAAP operating income (loss)	$893	$(5,384)	$134

GAAP net loss	$(576)	$(20,820)	$(1,426)
Stock-based compensation	174	356	884
Amortization of acquired intangible assets	1,000	1,062	1,079
Provision for dispute resolution	—	820	—
Restructuring charges and exit costs	885	13,900	325
Income tax effects	(39)	44	(142)

Non-GAAP net income (loss)	$1,444	$(4,638)	$720

GAAP net loss per share
Basic and diluted	$(0.01)	$(0.46)	$(0.03)

Non-GAAP net income (loss) per share
Basic	$0.03	$(0.10)	$0.02
Diluted	$0.03	N/A	$0.02

(1)	Includes a revision to stock-based compensation expense that decreases the GAAP net loss by $741 thousand.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL NET SALES INFORMATION

	THREE MONTHS ENDED
	JULY 1,	APRIL 1,	JULY 3,
By Product Line	2012	2012	2011
Communications	10%	9%	18%
Datacom and storage	12%	7%	11%
Connectivity	55%	57%	51%
Power management	23%	27%	20%

	THREE MONTHS ENDED
	JULY 1,	APRIL 1,	JULY 3,
By Geography	2012	2012	2011
Americas	22%	22%	25%
Asia	64%	61%	58%
EMEA	14%	17%	17%

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

(In millions)

GUIDANCE FOR THE QUARTER ENDING SEPTEMBER 30, 2012
ADJUSTMENTS
	NON-GAAP	STOCK-BASED COMPENSATION	AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS	GAAP
Net Sales	2% - 4%			2% - 4%
Gross Margin	47% - 49%	~$0.1 million	~$0.9 million	44% - 46%
Earnings (loss) per share	$0.03 - $0.05	~$1.5 million	~$1.0 million	($0.02) - $0.00